Exhibit (a)(1)(iv)

OFFER TO PURCHASE FOR CASH
ANY AND ALL UNITS OF BENEFICIAL INTEREST
OF

TORCH ENERGY ROYALTY TRUST

AT
$8.00 NET PER UNIT
BY

TRUST VENTURE COMPANY, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JUNE 7, 2007, UNLESS THE OFFER IS EXTENDED (THE “EXPIRATION DATE”).

May 10, 2007

To: Brokers, Dealers, Commercial Banks,
    Trust Companies and Other Nominees:

We have been appointed by Trust Venture Company, LLC, a Delaware limited liability company (the “Offeror”), to act as Information Agent in connection with the Offeror’s offer to purchase any and all of the outstanding Units of Beneficial Interest (the “Units”) of Torch Energy Royalty Trust, a Delaware statutory trust (the “Trust”), at a price of $8.00 per Unit, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offeror’s Offer to Purchase dated May 10, 2007 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the “Offer”).

THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE HAVING BEEN VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER AT LEAST THE NUMBER OF UNITS THAT, TOGETHER WITH THE UNITS OWNED BY THE OFFEROR, WOULD CONSTITUTE AT LEAST 66 2/3% OF THE OUTSTANDING UNITS AS OF THE DATE THE UNITS ARE ACCEPTED FOR PAYMENT BY THE OFFEROR PURSUANT TO THE OFFER (THE “MINIMUM NUMBER”). SEE “INTRODUCTION,” “THE TENDER OFFER — 1. TERMS OF OFFER” AND “THE TENDER OFFER — 14. CERTAIN CONDITIONS OF THE OFFER” OF THE OFFER TO PURCHASE. THE OFFER IS ALSO SUBJECT TO THE OTHER TERMS AND CONDITIONS THAT ARE CONTAINED IN “THE TENDER OFFER — 14. CERTAIN CONDITIONS OF THE OFFER” OF THE OFFER TO PURCHASE.

SUBJECT TO APPLICABLE LAW, THE OFFEROR RESERVES THE RIGHT, WHICH IT CURRENTLY HAS NO INTENTION OF EXERCISING, TO AMEND THE OFFER OR TO WAIVE OR REDUCE THE MINIMUM NUMBER OF UNITS AND TO ELECT TO PURCHASE, PURSUANT TO THE OFFER, FEWER THAN THE MINIMUM NUMBER OF UNITS.

Please furnish copies of the enclosed materials to those of your clients for whom you hold Units registered in your name or in the name of your nominee. Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

1. Offer to Purchase, dated May 10, 2007;

2. Letter of Transmittal to tender Units for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to tender Units;

3. A printed form of letter that may be sent to your clients for whose account you hold Units in your name or in the name of a nominee, including an instruction form for obtaining such client’s instructions with regard to the Offer;

4. Notice of Guaranteed Delivery for Units to be used to accept the Offer if certificates for Units are not immediately available or if such certificates and all other required documents cannot be delivered to the Depositary on or prior to the Expiration Date or if the procedure for book-entry transfer cannot be completed on a timely basis on or prior to the Expiration Date;

5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

6. Return envelope addressed to the Depositary.

YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JUNE 7, 2007, UNLESS THE OFFER IS EXTENDED.

Subject to the applicable rules of the Securities and Exchange Commission (the “SEC”), the Offeror expressly reserves the right, in its sole discretion, at any time or from time to time and regardless of whether or not any of the events set forth in “THE TENDER OFFER — 14. Certain Conditions of the Offer” of the Offer to Purchase shall have occurred or shall have been determined by the Offeror to have occurred, (i) to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, all Units validly tendered by giving oral or written notice of such extension to The Bank of New York (the “Depositary”) and (ii) to amend the Offer in any respect, by giving oral or written notice of such extension or amendment to the Depositary. These rights reserved by the Offeror are in addition to the Offeror’s rights to terminate the Offer pursuant to “THE TENDER OFFER — 14. Certain Conditions of the Offer” of the Offer to Purchase. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR TENDERED UNITS, WHETHER OR NOT THE PURCHASER EXERCISES ITS RIGHTS TO EXTEND THE OFFER.

The Offer is subject to applicable law (including the rules and regulations of the SEC) and certain conditions, including the Minimum Condition (as defined in the Offer to Purchase), set forth in the Offer to Purchase. If the Minimum Condition is not satisfied, or if any or all of the events set forth in “THE TENDER OFFER — 14. Certain Conditions of the Offer” of the Offer to Purchase shall have occurred, prior to the Expiration Date, the Offeror reserves the right (but shall not be obligated) in its sole discretion to (i) decline to purchase any of the Units tendered in the Offer, terminate the Offer and return all tendered Units to the tendering Unit holders, (ii) waive or reduce the Minimum Condition or waive or amend any or all conditions to the Offer and purchase all Units validly tendered, (iii) extend the Offer and, subject to the right of the Unit holders to withdraw Units until the Expiration Date, retain the Units that have been tendered during the period or periods for which the Offer is extended or (iv) amend the Offer.

In order to take advantage of the Offer, (i) a duly executed and properly completed Letter of Transmittal (or facsimile thereof) and any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in connection with a book-entry delivery of Units, and any other required documents should be sent to the Depositary, and (ii) either certificates for Units should be delivered to the Depositary, or such Units should be tendered by book-entry transfer into the Depositary’s account maintained at the DTC (as described in the Offer to Purchase), all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

If holders of Units wish to tender, but it is impracticable for them to forward their certificates for Units or other required documents on or prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified in “THE TENDER OFFER — 2. Procedures for Tendering Units” of the Offer to Purchase.

The Offeror will not pay any fees or commissions to any broker, dealer or any other person for soliciting tenders of Units pursuant to the Offer (other than to the Depositary and the Information Agent). The Offeror will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your customers. The Offeror will pay or cause to be paid any stock transfer taxes payable on the transfer of Units to it, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

Each Unit holder should make his own determination as to whether to tender Units pursuant to the Offer. Holders of Units should read the Offer to Purchase carefully before making any decision with regard to the Offer.

Any inquires you may have with respect to the Offer should be directed to, and additional copies of the enclosed materials may be obtained by calling collect, the undersigned at 212-750-5833.

Very truly yours,

INNISFREE M&A INCORPORATED

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE OFFEROR, THE DEPOSITARY OR THE INFORMATION AGENT, OR ANY AFFILIATE OF ANY THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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